Exhibit 10.2

Amendment No. 1

to

Second Amended and Restated Limited Liability Company Agreement

of

VIANT TECHNOLOGY LLC

This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF VIANT TECHNOLOGY LLC (this “Amendment”) is made as of February 12, 2021 by Viant Technology Inc., a Delaware corporation (“Managing Member”), as Managing Member. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in that certain Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Viant Technology LLC, a Delaware limited liability company (the “Company”), dated as of February 9, 2021, by and among the Managing Member and Tim Vanderhook, Chris Vanderhook, Four Brothers 2 LLC, and Viant Technology Equity Plan LLC.

RECITALS

WHEREAS, pursuant to Section 4.1(f) of the Agreement, the Managing Member has the power to amend the Agreement as may be required to reflect a change that does not adversely affect the Members in any material respect and with respect to matters arising under the Agreement that will not be inconsistent with Law or the provisions of the Agreement; and

WHEREAS, the Managing Member, now desires to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Managing Member hereby agrees as follows:

1.The following Section 13.16 is hereby added after Section 13.15:

“Section 13.16   Pledge of Membership Interests.The pledge of any membership interests in the Company by the Managing Member shall not, except as otherwise provided in the loan documents underlying such pledge (the “Loan Documents”), cause the Managing Member to cease to be a member or to cease to have the power to exercise any rights or powers as Managing Member and, except as provided in such Loan Documents, the secured party under the Loan Documents (the “Secured Party”) shall not have any liability solely as a result of such pledge.  Without limiting the foregoing, the right of such Secured Party to enforce its rights and remedies under such Loan Documents hereby is acknowledged and any such action taken in accordance therewith shall be valid and effective for all purposes under this Agreement.  Any assignment, sale or other disposition of the membership interests in the Company by such Secured Party pursuant to any such Loan Documents in connection with the exercise of any such Secured Party’s rights and powers thereunder shall be valid and effective for all purposes, including, without limitation, under Section 18-702 of the Delaware Limited Liability Company Act and this Agreement, to transfer all right, title and interest of the Managing Member hereunder to itself, any other lender or any other person (each an “Assignee”) in accordance with such Loan Documents and applicable law (including, without limitation, the rights to participate in the management of the business and the business affairs of the Company, to share profits and losses, to receive distributions and to receive allocations of income, gain, loss, deduction, credit or similar items), and such Assignee shall be a member of the Company with all rights and powers of a member and the Managing Member shall cease to be a member.  Further, no lender or any such Assignee shall be liable for the obligations of the Managing Member assignor to make contributions.  The Managing Member, which is the sole Managing Member of the Company, approves all of the foregoing and the Managing Member agrees that no further approval shall be required for the exercise of any rights or remedies under such collateral documentation.”

2.Annex A to the Agreement is hereby amended and replaced in its entirety with  Exhibit A hereto to give effect to the IPO, including the underwriters’ exercise of their option to purchase additional shares from the selling stockholders.

3.The Agreement is hereby amended to the fullest extent necessary to effect all of the matters contemplated by this Amendment. Except as specifically provided for in this Amendment, the provisions of the Agreement shall remain in full force and effect.

4.The execution, delivery and effectiveness of this Amendment shall not operate (a) as an amendment or modification of any provision, right or obligation of any Member under the Agreement except as specifically set forth in this Amendment or (b) as a waiver or consent to any subsequent action or transaction.

5.This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date and year first above written.

VIANT TECHNOLOGY INC.,
a Delaware corporation

By:	/s/ Larry Madden
	Name:	Larry Madden
	Title:	Chief Financial Officer

[Signature Page – Amendment to LLC Agreement of Viant Technology LLC]

Exhibit A

ANNEX A:  INITIAL COMMON UNITS

Member	Units
Viant Technology Inc. 2722 Michelson Drive, Suite 100 Irvine, CA 92612	11,500,000 Class A Units
Tim Vanderhook c/o Viant Technology Inc. 2722 Michelson Drive, Suite 100 Irvine, CA 92612	7,833,774 Class B Units
Chris Vanderhook c/o Viant Technology Inc. 2722 Michelson Drive, Suite 100 Irvine, CA 92612	7,833,774 Class B Units
Four Brothers 2 LLC c/o Viant Technology Inc. 2722 Michelson Drive, Suite 100 Irvine, CA 92612	28,451,103 Class B Units
Viant Technology Equity Plan LLC c/o Viant Technology Inc. 2722 Michelson Drive, Suite 100 Irvine, CA 92612	3,316,908 Class B Units